UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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K2 Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Shareholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Shareholders of K2 Inc. to be held at our main office, 5818 El Camino Real, Carlsbad, California 92008 on Thursday, May 11, 2006 at 8:00 a.m. (local time).

At the Annual Meeting, if you are a beneficial owner of K2 Common Stock, we will ask you to re-elect two directors, ratify the selection of Ernst & Young LLP, our independent auditors, and approve the K2 Inc. 2006 Long-Term Incentive Plan. We will also review the progress of the Company during the past year and answer your questions.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please review the instructions on the proxy.

Thank you for your ongoing support of, and continued interest in, K2.

Very truly yours,

RICHARD J. HECKMANN

Chairman and

Chief Executive Officer

Carlsbad, California

April 10, 2006

Notice of Annual Meeting of Shareholders

May 11, 2006

To our Shareholders:

You are cordially invited to attend our 2006 Annual Meeting of Shareholders to be held at our main office, 5818 El Camino Real, Carlsbad, California 92008 on Thursday, May 11, 2006 at 8:00 a.m. (local time).

The Annual Meeting will be held for the following purposes:

1.	To re-elect two directors, each for a term of three years;

2.	To ratify the selection of Ernst & Young LLP as independent auditors for 2006;

3.	To approve the K2 Inc. 2006 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Only shareholders of record of K2 Inc. Common Stock (NYSE: KTO) at the close of business on Friday, March 24, 2006 are entitled to notice of the meeting and to vote at the meeting or any and all postponements or adjournments thereof. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 is being mailed to you with this Notice and Proxy Statement.

We hope you will attend the meeting. We urge you to fill out the enclosed proxy card and return it to us in the envelope provided whether or not you plan to attend the meeting. No additional postage is required. If you attend the meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,

MONTE H. BAIER

Vice President, General Counsel & Secretary

Carlsbad, California

April 10, 2006

Please date and sign the accompanying Proxy Card

and mail it promptly in the enclosed return envelope.

K2 INC.

5818 El Camino Real

Carlsbad, California 92008

Proxy Statement

The accompanying proxy is being solicited by the Board of Directors of K2 Inc. for use at K2’s 2006 Annual Meeting of Shareholders to be held at K2’s main office, 5818 El Camino Real, Carlsbad, California 92008, on Thursday, May 11, 2006 at 8:00 a.m. (local time), and at any and all postponements and adjournments thereof. The proxy may be revoked at any time before it is exercised by delivering a written notice to K2’s Corporate Secretary stating that the proxy is revoked, by executing a subsequent proxy and presenting it to K2’s main office or by attending the 2006 Annual Meeting and voting in person. Only shareholders of record at the close of business on Friday, March 24, 2006 will be entitled to notice of and to vote at the Annual Meeting. As of March 24, 2006, K2 had 46,950,179 outstanding shares of Common Stock. Each share of K2 Common Stock is entitled to one vote. It is anticipated that the mailing to shareholders of this proxy statement will commence on or about April 10, 2006.

The presence of a quorum, a majority of the outstanding shares of K2 Common Stock entitled to vote, is required for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a person holds shares through a broker, bank or other nominee and (1) such person does not provide voting instructions to the broker, bank or other nominee and (2) applicable stock exchange rules require such broker, bank or other nominee to have received voting instructions from the beneficial owner to vote on such proposal. Shares represented by broker non-votes on a matter submitted to shareholders are not considered present and entitled to vote on that matter. Directors will be elected by plurality vote (i.e., the nominees receiving the greatest number of votes will be elected). Consequently, neither broker non-votes nor abstentions will have any effect on the election. Each of the other matters scheduled to come before the meeting will require the affirmative vote of a majority of the shares present and entitled to vote. Consequently, broker non-votes will have no effect, but abstentions will have the effect of a vote against such matters.

PROPOSAL 1

Re-Election of Directors

Under the Certificate of Incorporation of K2, the Board is divided into three classes, each having a three-year term, with only one class being elected each year. The Board currently consists of nine members. Two of the three directors whose term expires in 2006, Richard J. Heckmann and Robin E. Hernreich, have been nominated for re-election for a new term of three years or until their successors are duly elected and qualified and have agreed to serve if re-elected. Stewart M. Kasen will not stand for re-election. While the Board has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees as directors in the discretion of the persons acting pursuant to the proxy. No notice of a shareholder nomination for director was received with respect to the election of directors for the 2006 Annual Meeting.

Certain information concerning the nominees and each director whose term of office will continue after the 2006 Annual Meeting is set forth below:

The Board recommends that shareholders vote “FOR” each of the persons nominated by the Board.

Nominees for Re-Election at the Annual Meeting

For Term of Office Expiring in 2009

RICHARD J. HECKMANN	Director since 1997

Mr. Heckmann, 62, has been Chief Executive Officer of K2 since October 2002 and Chairman of the Board of Directors of K2 since April 2000. Mr. Heckmann served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001. Mr. Heckmann was Chairman, President and Chief Executive Officer of U.S. Filter Corporation, a worldwide provider of water and wastewater treatment systems and services, from 1990 to 1999. Vivendi acquired US Filter on April 29, 1999. He has served as the associate administrator for finance and investment of the Small Business Administration in Washington, DC and was the founder and Chairman of the Board of Tower Scientific Corporation.

ROBIN E. HERNREICH	Director since 2000

Mr. Hernreich, 60, is an owner of the Sacramento Kings of the National Basketball Association and the Arizona Rattlers of the Arena Football League. Mr. Hernreich has been President of Remonov Capital, Inc. since August 1992, and Vice-President of Remonov & Company, Inc., since November 1996. Both are private investment firms. From November 1989 through June 1996, Mr. Hernreich was Chairman and Chief Executive Officer of Sigma Broadcasting Company, formerly Arkansas’ largest television and radio operator, and from January 1988 through September 1990, Mr. Hernreich was Chairman of U.S. Repeating Arms, maker of Winchester sporting firearms. Mr. Hernreich is a member of the board of directors of The Vail Valley Foundation, The Eagle Valley Land Trust, The Snowboard Outreach Society, The Youth Foundation of Vail, and a member of the board of trustees of Washington University in St. Louis, Missouri. Mr. Hernreich is also a former member of the board of directors of Ride, Inc., which K2 acquired in October 1999.

Directors Continuing in Office

For Term of Office Expiring in 2008

ALFRED E. OSBORNE, JR.	Director since 1999

Dr. Osborne, 61, is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA, which he founded 16 years ago. Dr. Osborne is a member of the Board of Directors of Nordstrom, Inc. and Equity Marketing, Inc. Dr. Osborne also serves as a trustee of the WM Group of Funds and is a director of First Pacific Advisors’ Capital, Crescent and New Income Funds and has been nominated for director of Kaiser Aluminum. Dr. Osborne was educated at Stanford University, where he earned a B.S. in Electrical Engineering, an MBA in Finance, an MA in Economics and a Ph.D. in Business Economics.

DAN QUAYLE	Director since 2001

Mr. Quayle, 58, served as a congressman, senator and the 44th Vice President of the United States. Upon leaving office, he co-founded Circle Investors in 1993 which has been sold. He has authored three books including Standing Firm, which was on the New York Times bestseller list for 15 weeks. He continues to be an active public speaker. Currently, he is Chairman of Cerberus Global Investments, LLC, a New York investment fund. In addition to K2, he is a member of the board of directors of Aozora Bank in Tokyo, Japan.

EDWARD F. RYAN	Director since 2003

Mr. Ryan, 49, has served as the President of Entrepreneurial Financial Resources, Inc., a private equity firm that manages a portfolio of companies, since 1998. Mr. Ryan is also Chairman of Summit Marketing, LLC, a direct mail, agency and promotional products business. Prior to this, Mr. Ryan held a variety of positions at Code 3/Public Safety Equipment Inc., a company he purchased in 1986 and continued managing until it was sold in 1998. Mr. Ryan serves as a director on outside boards and previously was a director of Rawlings Sporting Goods Company, Inc.

Directors Continuing in Office

For Term of Office Expiring in 2007

WILFORD D. GODBOLD, JR.	Director since 1998

Mr. Godbold, 68, is a private investor. He retired as President and Chief Executive Officer of ZERO Corporation, which provides packaging and climate control products to the telecommunications, instrumentation and data processing markets, where he served in that position from 1984 to August 1998. For the two prior years, he served as chief operating officer of ZERO Corporation. From 1966 through 1982, he practiced law as an attorney with the law firm of Gibson, Dunn & Crutcher LLP in Los Angeles, serving as a Partner from 1973, where his focus was acquisitions, mergers and public financings. Mr. Godbold serves as a member of the board of directors of Sempra Energy, the subsidiaries of which include Southern California Gas Company and San Diego Gas & Electric Co. He also served as a Trustee of The Wellness Community, a provider of free psychological and social help to people with cancer, until March 2004, at which time he was named a Trustee Emeritus. Mr. Godbold served as a member of the Board of the California Chamber of Commerce from 1985 to 1993 and as Chairman from 1993 to 1995. In addition, he served as a member of the Board of The Employers’ Group from 1987 to 1994, at which time he served as its Chairman through 1997.

LOU L. HOLTZ	Director since 2001

Mr. Holtz, 68, became a college football television analyst for ESPN after his recent retirement as the head football coach of the University of South Carolina. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of the New York Times best-selling book, The Fighting Spirit.

ANN MEYERS	Director since 2005

Ms. Meyers, 51, was a four-time All-American in women’s basketball at the University of California at Los Angeles, and led the team to the 1978 Championship of the Association of Intercollegiate Athletics for Women, which later merged into the National Collegiate Athletic Association. Ms. Meyers was a member of the 1976 United States Olympic team, and in 1978 was the first player drafted in the Women’s Professional Basketball League and was Most Valuable Player of the league in 1979 and 1980. In 1979, Meyers became the only woman to sign as a free agent to a team in the National Basketball Association, the Indiana Pacers. Ms. Meyers is a member of the National Basketball Hall of Fame, the Women’s Sports Hall of Fame, and the first woman to be inducted into the UCLA Hall of Fame. Ms. Meyers began a broadcasting career in 1979 and since 1983, she has been a television sports analyst for ESPN for various events, including collegiate basketball, volleyball and softball games. Ms. Meyers worked as a broadcaster for the Olympic Games held in 1984, 2000 and 2004. Since 1997, Ms. Meyers has also been a sports announcer and analyst for the Women’s National Basketball Association for ESPN, ABC Sports and NBC.

Corporate Governance Principles and Board Matters

K2 is committed to having sound corporate governance principles. Having such principles is essential to running K2’s business and to maintaining K2’s integrity in the marketplace. K2’s Principles of Corporate Governance and Code of Business Conduct and Ethics are each available at http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below.

Board Independence

To assist it in making independence determinations, the Board has adopted independence standards, which are set forth in K2’s Principles of Corporate Governance and attached hereto as Annex A. These independence standards incorporate the director independence criteria included in the New York Stock Exchange listing standards and additional criteria established by the Board. The Board has determined that each of the directors on the Board, except for the Chairman of the Board and Chief Executive Officer, including each of the directors standing for re-election, is independent under the NYSE listing standards. The Board uses K2’s independence standards to assess whether directors comply with the NYSE definition of independence. Furthermore, each member of its Audit, Compensation and Corporate Governance and Nominating Committees is “independent” and, in accordance with NYSE requirements and K2’s independence standards, all members of the Audit Committee meet additional independence standards applicable to members of audit committees.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following four standing committees: (1) Audit, (2) Compensation, (3) Corporate Governance and Nominating and (4) Executive. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on K2’s website at http://www.k2inc.net. During 2005, the Board held four meetings. Each director attended at least 75% of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of K2 shareholders, and all nine directors attended the last annual meeting of shareholders.

Name of Director	Audit	Compensation	Corporate Governance and Nominating	Executive
Non-Employee Directors:
Wilford D. Godbold, Jr.	Chair			X
Robin E. Hernreich			Chair
Lou L. Holtz			X
Stewart M. Kasen (a)	X
Ann Meyers			X
Alfred E. Osborne, Jr.		Chair		X
Dan Quayle		X
Edward F. Ryan	X	X
Employee Director:
Richard J. Heckmann				Chair
Number of Committee Meetings in 2005	12	5	3	0

X = Committee member

(a)	Mr. Kasen has informed K2 that he will not stand for re-election.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to K2 management’s conduct of K2’s financial reporting process and the integrity of K2’s financial statements, K2’s compliance with legal and regulatory requirements, the independent auditors’ performance, qualifications and independence, and the performance of K2’s internal audit function. In furtherance of these responsibilities, among other things, the Audit Committee does the following:

•	reviews and discusses K2’s practices with respect to risk assessment and risk management;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements;

•	prepares the report to be included in K2’s annual proxy statement;

•	annually reviews the Audit Committee charter and evaluates the committee’s performance;

•	appoints and retains, subject to shareholder ratification, and evaluates and terminates, when appropriate, the outside auditors;

•	reviews and discusses with the outside auditors the scope of the audit, the results of the annual audit examination and any difficulties the auditors encountered in the course of their work;

•	approves in advance all audit and permissible non-audit services to be provided by the outside auditors; and

•	discusses with K2’s management, internal audit and the outside auditors the adequacy and effectiveness of K2’s internal controls and disclosure controls.

The Audit Committee works closely with management as well as K2’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Audit Committee deems necessary to assist it in the performance of its functions. The charter of the Audit Committee is available on K2’s website at http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below. All of the members of the Audit Committee are independent under K2’s independence standards as well as the listing standards of the NYSE. The Board has determined that each of Messrs. Godbold, Kasen and Ryan is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee has direct responsibility for the compensation of K2’s Chief Executive Officer and other senior management personnel and for making recommendations to the Board with respect to non-CEO executive officer compensation and incentive compensation and equity-based plans that are subject to Board approval. Among other things, the Compensation Committee does the following:

•	oversees K2’s overall compensation structure, policies and programs;

•	administers and makes recommendations to the Board with respect to K2’s incentive compensation and equity-based plans for senior management;

•	reviews and approves K2’s corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s compensation in light of those goals and objectives, and based on this evaluation, determines the CEO’s compensation level;

•	evaluates the performance of senior management personnel other than the CEO and considers and authorizes compensation arrangements for senior management;

•	reviews and recommends employment agreements and severance agreements for senior management; and

•	annually evaluates its performance, and reviews and assesses the adequacy of its charter.

The Compensation Committee has the authority to obtain advice and assistance from, and to receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Compensation Committee deems necessary to assist it in the performance of its functions.

The charter of the Compensation Committee is available on K2’s website at http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below. All of the members of the Committee are independent under K2’s independence standards as well as the listing standards of the NYSE.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for developing and recommending to the Board a set of corporate governance principles, pursuant to which the Board adopted K2’s Principles of

Corporate Governance, and recommending changes to these principles as necessary. In addition, the Committee identifies individuals qualified to become members of the Board and makes recommendations to the Board concerning such candidates, as well as with respect to those director nominee candidates proposed by shareholders, as described below under “—Consideration of Director Nominees—Shareholder Nominees”. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance and self-evaluation. The charter also provides that the Committee annually evaluates its performance and reviews and assesses the adequacy of the charter.

The Corporate Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Corporate Governance and Nominating Committee deems necessary to assist it in the performance of its functions.

The charter of the Corporate Governance and Nominating Committee is available on K2’s website at http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below. All of the members of the Committee are independent under K2’s independence standards as well as the listing standards of the NYSE.

Executive Committee

The Executive Committee possesses all of the powers of the Board, except to the extent such powers are reserved for the Board by Delaware law. The charter of the Executive Committee is available on K2’s website at http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below.

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee will consider properly made shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” K2’s by-laws also permit shareholders to nominate candidates for director to be voted upon at an annual meeting of shareholders. Only shareholders entitled to vote in the election of directors may make nominations for election of directors. For a shareholder nomination to be proper under K2’s by-laws, written notice of such nomination must be received no later than 90 days in advance of the meeting, or the 10th day following public announcement of the date of this meeting. Shareholders wishing to submit a candidate for director nominee for consideration by the Corporate Governance and Nominating Committee, or to be considered in connection with an annual meeting pursuant to K2’s by-laws, should submit the nominee’s name and qualifications for Board membership to: Corporate Governance and Nominating Committee c/o Corporate Secretary, K2 Inc., 5818 El Camino Real, Carlsbad, California 92008.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Corporate Governance and Nominating Committee, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating

Committee through current Board members, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. In evaluating candidates, among other things, the Corporate Governance and Nominating Committee will consider the candidates’ business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with K2’s interests.

Directors’ Compensation

In 2005, directors who were not salaried officers of K2 were paid $5,000 per calendar quarter for their services as directors and $1,000 per meeting day for each meeting of the Board of Directors and of any committee which they attended (other than the Audit Committee for which directors were paid $1,500 per meeting day with the chair of the Audit Committee paid an additional $5,000 per year). In 2005, the Directors were also reimbursed for out-of-pocket expenses and extended $5,000 credit in K2 product. Directors may elect to defer the receipt of fees. Interest on deferred fees is accrued quarterly based on the average interest rate paid by K2 in the preceding quarter on its short-term borrowings. Mr. Heckmann, the only director who is a salaried officer of K2, did not receive additional compensation for his services as a director.

All new non-employee directors and those existing directors electing to participate in the plan, receive an initial grant of 10,000 stock options on the first meeting of the Compensation Committee after their election and annual grants thereafter of 7,500 stock options. On April 28, 2005, grants of 7,500 stock options were made to Wilford D. Godbold, Jr., Robin E. Hernreich, Lou L. Holtz, Stewart M. Kasen, Alfred E. Osborne, Jr., Dan Quayle and Edward F. Ryan and a grant of 10,000 stock options was made to Ann Meyers. These stock options have a ten year term and an exercise price of $12.51 per share, the closing price on grant date.

Lead Independent Director and Executive Sessions

The Board has created the position of lead independent director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, in which management directors and other members of management are not present. These executive sessions of the independent directors take place at least four times a year. The lead independent director also consults with the Chairman and Chief Executive Officer of K2 with respect to agendas and schedules for Board and committee meetings, chairs Board meetings in the absence of the Chairman and Chief Executive Officer, oversees the flow of information to the Board, acts as a liaison between the independent directors and management and makes himself available for consultation and communication with shareholders as appropriate. The independent members of the Board of Directors have designated Dr. Osborne to serve in this position until K2’s 2006 Annual Meeting of Shareholders.

Communications with the Board

Individuals may communicate with the Board by writing to Board of Directors of K2 Inc. c/o Corporate Secretary, 5818 El Camino Real, Carlsbad, California 92008.

Communications that are intended specifically for lead independent director, or the non-management directors as a group, should be sent to the attention of the Lead Independent Director.

Code of Ethics

K2 has adopted “Code of Business Conduct and Ethics”, which is applicable to all K2 directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” is available on K2’s website on http://www.k2inc.net or upon the written request of any shareholder, as set forth under “Other Matters” below. K2 intends to post amendments to or waivers under this Code at this location on its website.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other K2 filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent K2 specifically incorporates this Report by reference therein, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to K2 management’s conduct of K2’s financial reporting process and the integrity of K2’s financial statements, K2’s compliance with legal and regulatory requirements, the outside auditors’ performance qualifications and independence, and the performance of K2’s internal audit function and outside auditors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from K2 for such advice and assistance.

K2’s management has primary responsibility for preparing K2’s financial statements and K2’s financial reporting process. K2’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of K2’s audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with K2’s management and the independent auditors.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380) and SAS 99 (Consideration of Fraud in a Financial Statement Audit) rules.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

4.	The Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of K2’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the K2’s internal auditing program, reviewing steps taken to implement recommended improvements in internal procedures and controls.

5.	Based on the review and discussion referred to in paragraphs (1) through (4) above and such other review as they deemed appropriate, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in K2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Wilford D. Godbold, Jr., Chairman

Stewart M. Kasen

Edward F. Ryan

April 10, 2006

PROPOSAL 2

Ratification of Appointment of Independent Auditors

Subject to ratification by the K2 shareholders, the Audit Committee has appointed Ernst & Young LLP as independent auditors to audit K2’s consolidated financial statements for 2006. Services provided to K2 and its subsidiaries by Ernst & Young LLP in 2005 and 2004 are described under “Fees to Independent Auditors for 2005 and 2004” below. Additional information concerning the Audit Committee is provided in “Report of the Audit Committee” above.

A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

The Board recommends that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as K2’s independent auditors for 2006.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors for 2005 and 2004

In addition to retaining Ernst & Young LLP to audit K2’s consolidated financial statements and perform attest services in connection with internal controls for 2005, K2 retained Ernst & Young to provide merger and acquisition, advisory and auditing services in 2005. K2 understands the need for Ernst & Young to maintain objectivity and independence in its audit of K2’s financial statements. To minimize relationships that could impair the objectivity of Ernst & Young, the Audit Committee, pursuant to the K2 Inc. Audit and Non-Audit Services Pre-Approval Policy, has prohibited certain non-audit services that Ernst & Young may provide as well as requiring pre-approval of permitted non-audit services by the Audit Committee for all engagements with Ernst & Young. The policy authorizes the Audit Committee to delegate one or more of its members pre-approval authority with respect to permitted services, provided that any decisions made by such member or members are thereafter reported to the full Audit Committee.

The aggregate fees billed for professional services by Ernst & Young in 2005 and 2004 were:

Type of Fees	2005	2004
Audit Fees (a)	$4,196,000	$3,656,000
Audit-Related Fees (b)	20,000	456,000
Tax Fees (c)	362,000	425,000
All Other Fees	—	—

Total	$4,578,000	$4,537,000

All of such fees were paid in accordance with the K2 Inc. Audit and Non-Audit Services Pre-Approval Policy.

(a)	Principally fees for professional services for the audit of K2’s consolidated financial statements included in the Annual Report on Form 10-K, attest engagement in connection with internal controls (Section 404 of the Sarbanes-Oxley Act of 2002) and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)	Principally fees billed for due diligence procedures related to K2’s acquisition activities and audits of K2’s employee benefit plans during 2004.

(c)	Principally fees for tax compliance, tax advice, and tax planning.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning annual, long-term and other compensation of K2’s Chairman and Chief Executive Officer and the four most highly compensated executive officers of K2 (collectively, the “Named Executive Officers”) for services rendered in all capacities during the past three years:

Name and Principal Position	Year		Annual Compensation		Long-Term Compensation Awards			All Other Compensation ($) (a)
			Salary ($)	Bonus ($)	Restricted Stock Award ($)		Securities Underlying Options (#)
Richard J. Heckmann Chairman and Chief Executive Officer	2005 2004 2003		$690,385 550,000 475,000	$595,000 550,000 —	$534,000 969,000 —	(b) (c)	100,000 250,000 150,000	$10,000 6,100 500

J. Wayne Merck President and Chief Operating Officer	2005 2004 2003		512,500 360,000 287,000	260,000 230,000 140,000	534,000 — —	(b)	100,000 75,000 25,000	9,500 4,500 254,000

Dudley W. Mendenhall Senior Vice President and Chief Financial Officer	2005 2004 2003	(d)	293,269 265,000 175,400	140,000 140,000 120,000	— — —		30,000 35,000 20,000	9,500 1,500 215,500

John J. Rangel President—European Operations	2005 2004 2003		300,000 265,000 240,000	140,000 140,000 120,000	— 193,800 —	(e)	— 70,000 20,000	321,900 6,000 108,900

Monte H. Baier Vice President, General Counsel and Secretary	2005 2004 2003	(f)	255,192 235,000 156,500	125,000 125,000 110,000	— — —		30,000 35,000 20,000	9,500 3,500 27,700

(a)	Other Compensation for the named executives includes the following: (i) relocation expenses for 2003 to Mr. Merck of $200,400, Mr. Mendenhall of $135,200, Mr. Rangel of $67,200 and Mr. Baier of $23,900; (ii) reimbursement for payment of taxes for 2003 to Mr. Merck of $48,900, Mr. Rangel of $35,200, Mr. Mendenhall of $80,300 and Mr. Baier of $3,800; (iii) dollar value of allocations to the accounts of the named individuals in K2’s Employee Stock Ownership Plan: Mr. Heckmann ($500 in 2003), Mr. Merck ($500 in 2003) and Mr. Rangel ($500 in 2003); (iv) payment of certain expatriate expenses on behalf of Mr. Rangel ($258,100 for taxes and $54,300 for housing costs in 2005), and (v) K2’s matching contribution to the accounts of the named individuals in K2’s 401(k) Retirement Savings Plan: Mr. Heckmann ($10,000 in 2005 and $6,100 in 2004), Mr. Merck ($9,500 in 2005, $4,500 in 2004 and $4,200 in 2003), Mr. Mendenhall ($9,500 in 2005 and $1,500 in 2004), Mr. Rangel ($9,500 in 2005, $6,000 in 2004 and $6,000 in 2003) and Mr. Baier ($9,500 in 2005 and $3,500 in 2004).

(b)	Represents the grant of restricted stock awards under which the executive has the right to receive, subject to vesting, 40,000 shares of K2’s Common Stock. The restricted stock awards vest over three years at one third per year beginning on the first anniversary of the grant. The market value set forth above is based on the closing price on the date of grant, March 28, 2005, which was $13.35. The market value based on the closing price on December 31, 2005, which was $10.11, was $404,400. Although K2 does not anticipate paying any cash dividends in the foreseeable future, any dividends that are paid will be paid with respect to these shares of restricted stock.

(c)	Represents the grant of restricted stock awards under which the executive has the right to receive, subject to vesting, 75,000 shares of K2’s Common Stock. The restricted stock awards vest over three years at one third per year beginning on the first anniversary of the grant. The market value set forth above is based on the closing price on the date of grant, August 9, 2004, which was $12.92. The market value based on the closing price on December 31, 2005, which was $10.11, was $758,250. Although K2 does not anticipate paying any cash dividends in the foreseeable future, any dividends that are paid will be paid with respect to these shares of restricted stock.

(d)	Mr. Mendenhall joined K2 as Senior Vice President–Finance on March 31, 2003. The amounts paid to Mr. Mendenhall in 2003 are based on an annualized salary of $240,000. In addition, K2 paid Mr. Mendenhall $58,700 in 2003 for consulting services rendered prior to his joining K2.

(e)	Represents the grant of restricted stock awards under which the executive has the right to receive, subject to vesting, 15,000 shares of K2’s Common Stock. The restricted stock awards vest over three years at one third per year beginning on the first anniversary of the grant. The market value set forth above is based on the closing price on the date of grant, August 9, 2004, which was $12.92. The market value based on the closing price on December 31, 2005, which was $10.11, was $151,650. Although K2 does not anticipate paying any cash dividends in the foreseeable future, any dividends that are paid will be paid with respect to these shares of restricted stock.

(f)	Mr. Baier joined K2 as Vice President, General Counsel and Secretary on April 1, 2003. The amounts paid to Mr. Baier in 2003 are based on an annualized salary of $220,000.

Option Grants in 2005

The following table sets forth information concerning individual grants of stock options made during 2005 to each of the executive officers listed in the Summary Compensation Table.

Name	Individual Grants		Exercise Price Per Share (b)	Expiration Date (c)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (d)
	Number of Securities Underlying Options Granted (a)	% of Total Options Granted To Employees During 2005
					5%	10%
Richard J. Heckmann	100,000	10.0%	$12.51	4/28/2015	$786,747	$1,993,772
J. Wayne Merck	100,000	10.0%	$12.51	4/28/2015	$786,747	$1,993,772
Dudley W. Mendenhall	30,000	3.0%	$12.51	4/28/2015	$236,024	$598,132
Monte H. Baier	30,000	3.0%	$12.51	4/28/2015	$236,024	$598,132

(a)	All such options granted were exercisable as to 20% of the underlying shares of K2 Common Stock after one year from date of grant, April 28, 2005, an additional 30% after two years and the remaining 50% after three years. Vesting is accelerated upon a change in control as described below under “—Employment Agreements”. These options became fully vested on May 17, 2005, as described below under “—Acceleration of Option Vesting”.

(b)	The exercise price is the closing price of K2’s Common Stock on April 28, 2005, the date of grant.

(c)	All such options granted expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the officer’s termination of employment with K2.

(d)	The potential realizable values are reflected in the table as required by Securities and Exchange Commission regulations and are not intended to forecast future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. Moreover, no benefit can be realized by the optionees without an appreciation in stock price, which will benefit all shareholders.

Acceleration of Option Vesting

On May 17, 2005, the Compensation Committee approved the acceleration of the vesting of all outstanding “out-of-the-money” stock options granted to employees, including executive officers. The acceleration applied to all unvested options outstanding with an exercise price greater than $11.94 per share. The decision to accelerate vesting of these stock options was made primarily to avoid recognizing compensation expense in K2’s future statements of operations upon K2’s adoption of Statement of Financial Accounting Standards No. 123R, “Share Based Payment (revised 2004)” (“FAS 123R”). Because the options subject to the acceleration vesting were “out-of-the-money,” K2 believes that these options were not offering a sufficient incentive to employees when compared to the potential future compensation expense that K2 would incur under FAS 123R.

Aggregate Stock Option Exercises in 2005 and Option Values as of December 31, 2005

The following table sets forth the number and value of unexercised options as of December 31, 2005 for each of the executive officers listed in the Summary Compensation Table.

Name					Value of Unexercised In-The-Money Options as of December 31, 2005 (a)
			Number of Securities Underlying Unexercised Options as of December 31, 2005		Exercisable		Unexercisable
	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Shares	Total $	Shares	Total $
Richard J. Heckmann	—	—	446,500	75,000	95,000	240,950	75,000	188,250
J. Wayne Merck	—	—	302,500	12,500	102,500	188,150	12,500	31,375
Dudley W. Mendenhall	—	—	75,000	10,000	10,000	25,100	10,000	25,100
John J. Rangel	—	—	305,000	—	160,000	422,225	10,000	25,100
Monte H. Baier	—	—	75,000	10,000	10,000	25,100	10,000	25,100

(a)	The value of unexercised in-the-money options as of December 31, 2005 was calculated by subtracting the exercise price of such options from the fair market value of a share of K2 Common Stock on that date, $9.96, and multiplying the difference by the number of shares subject to such options.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 regarding equity compensation plans approved and not approved by shareholders:

	(1)	(2)	(3)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (1))
Equity compensation plans approved by shareholders	4,237,332	$11.60	230,240	(a)
Equity compensation plans not approved by shareholders	—	—	—
Total	4,237,332	$11.60	230,240	(a)

(a)	Includes shares available for future issuance under K2’s 1999 Stock Option Plan, 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan, generally used for grants to directors and employees.

Pension Plans

K2 maintains the Pension Plan of K2 (the “K2 Plan”), a defined benefit pension plan with varying formulas for the benefit of eligible K2, Shakespeare and Stearns employees. The plan is a tax-qualified, Company-funded plan subject to the provisions of ERISA. Contributions to the plan, which are made solely by K2, are actuarially determined. Benefits under the plans are based on years of service and remuneration and are subject to varying benefit formulas based on the eligible employee’s business unit.

Effective August 31, 2004, the K2 Plan was amended to freeze the accrual of future benefits for almost all employees. This freezing resulted in active participants no longer accruing benefits under the plan. Participants will remain eligible to receive benefits they have earned under the plan through August 31, 2004 when they retire. New employees will not be eligible to accrue any benefit under the plan. Only a small group of about 20 collectively bargained employees will continue to accrue a benefit until September 18, 2006, at which time all benefits will be frozen.

The table below illustrates approximate annual benefits under the K2 Plan, based on the formula for eligible K2 employees (“K2 Formula”) and based on the indicated assumptions. For 2004, the Internal Revenue Code (the “Code”) limits the K2 Plan’s covered compensation to $205,000, which is the applicable limit for 2005 because the Plan was frozen in 2004.

	Years of Service (a)
Covered Compensation	15	20	25	30	35
$125,000	$18,750	$25,000	$31,250	$37,500	$43,750
$150,000	22,500	30,000	37,500	45,000	52,500
$175,000	26,250	35,000	43,750	52,500	61,250
$200,000	30,000	40,000	50,000	60,000	70,000

(a)	An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) at 35 years of service.

The K2 Formula defines remuneration on which annual benefits are based as the average of the participant’s highest five consecutive years’ earnings. Earnings include salary, wages, overtime pay, commissions, bonuses, and similar forms of incentive compensation actually paid during the year not exceeding certain amounts for sales personnel, and subject to the $205,000 IRS Code Limit in 2004 for all personnel (which is the applicable limit for 2005 because the Plan was frozen in 2004).

Compensation for 2005 that would be included in the calculation of covered compensation and credited years of service at August 31, 2004 is shown below for the individuals named in the Summary Compensation Table who are participants in the plan and are eligible for the K2 Formula.

Name	Covered Compensation	Years of Service
Richard J. Heckmann	$205,000	2
J. Wayne Merck (a)	205,000	13
Dudley W. Mendenhall	205,000	1
John J. Rangel	205,000	20
Monte H. Baier	205,000	1

(a)	On April 7, 2003, Mr. Merck transferred from Shakespeare to K2. As such, a portion of his benefit will be based on the Shakespeare Formula.

The formula for eligible salaried Shakespeare Company employees (the “Shakespeare Formula”) defines remuneration upon which annual benefits are based as the average of the employee’s highest five consecutive years’ earnings. Earnings include the employee’s regular basic monthly earnings excluding commissions, bonuses, overtime and other extra compensation, not exceeding certain amounts for field sales personnel and subject to the $205,000 Code limit in 2004 for all personnel (which is the applicable limit for 2005 because the Plan was frozen in 2004).

The table below illustrates approximate annual benefits under the Shakespeare Formula based on the indicated assumptions.

	Years of Service (a)
Covered Compensation	15	25	35	45
$125,000	$26,250	$43,750	$61,250	$75,000
$150,000	31,500	52,500	73,500	90,000
$175,000	36,750	61,250	85,750	105,000
$200,000	42,000	70,000	98,000	120,000

(a)	An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) after approximately 43 years of service.

There is no individual named in the Summary Compensation Table who participates in the Stearns Formula.

Employment Agreements

On February 14, 2005, K2 entered into employment agreements with and instituted a severance benefit plan for the Named Executive Officers (each, an “Executive”).

Under the terms of the employment agreements, if K2 becomes subject to a change in control transaction, and if any Executive is terminated by K2 without cause (as defined in the employment agreements) or resigns with good reason (as defined in the employment agreements), during the period four months prior or 12 months after such transaction, K2 will be obligated to pay a multiple of the salary and bonus as well as continue health insurance benefits and accelerate the vesting of stock options and extend the exercise periods for the Executives.

If Mr. Heckmann is terminated without cause or resigns with good reason following a change in control or at the discretion of Mr. Heckmann within 90 days of a change in control, K2 will pay Mr. Heckmann 2.99 times his salary and bonus and continue his health insurance coverage for 36 months from the date of termination. K2 will also gross up payments under the agreement to compensate Mr. Heckmann for specified taxes. In addition, all unexpired stock options received by Mr. Heckmann before the change in control will accelerate and become exercisable in full for the lesser of 36 months from the date of termination and the remaining term of the option.

If either Mr. Merck or Mr. Rangel is terminated without cause or resigns with good reason following a change in control, K2 will pay to such Executive 2.99 times his salary and bonus and continue his health insurance coverage for 36 months from the date of termination. K2 will also gross up payments under the agreement to compensate such Executive for specified taxes. In addition, all unexpired stock options received by such Executive before the change in control will accelerate and become exercisable in full for the lesser of 36 months from the date of termination and the remaining term of the option.

If either Mr. Mendenhall or Mr. Baier is terminated without cause or resigns with good reason following a change in control, K2 will pay such Executive two times his salary and bonus and continue his health insurance coverage for 24 months from the date of termination. If payments under the agreements are subject to specified taxes, K2 will also pay to such Executive either a payment that is reduced so that there would be no tax or an amount (which shall be no more than the total payment), which after taking into account all applicable taxes, would provide such Executive with the greatest payment on an after-tax basis. In addition, all unexpired stock options received by such Executive before the change in control will accelerate and become exercisable in full for the lesser of 24 months from the date of termination and the remaining term of the option.

Under the terms of the severance benefit plan, (1) if Mr. Heckmann is terminated by K2 without cause, K2 will pay him 2.5 times his salary and bonus, continue his health insurance coverage for 30 months from the date of termination, fully vest his stock options and extend his stock option exercise period for the lesser of 30 months and the remaining term of the option; (2) if either Mr. Merck and Mr. Rangel is terminated by K2 without cause, K2 will pay him two times his salary and bonus, continue his health insurance coverage for 24 months from the date of termination, fully vest his stock options and extend his stock option exercise period for the lesser of 24 months and the remaining term of the option; and (3) if either Mr. Mendenhall and Mr. Baier is terminated by K2 without cause, K2 will pay him one times his salary and bonus, continue his health insurance coverage for 12 months from the date of termination, fully vest his stock options and extend his stock option exercise period the lesser of 12 months and the remaining term of the option. If payments under the severance benefit plan are subject to specified taxes, K2 will pay to such Executive either a payment that is reduced so that there would be no tax or an amount (which shall be no more than the total payment), which after taking into account all applicable taxes, would provide such Executive with the greatest payment on an after-tax basis.

Report of the Compensation Committee

The following Report of the Compensation Committee and Stock Price Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other K2 filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent K2 specifically incorporates this Report by reference therein, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Compensation Objectives and Practices

K2’s executive compensation program is designed to help K2 attract, motivate and appropriately reward members of management who are responsible for K2’s short-term and long-term profitability, growth and return to shareholders. The key elements of the program consist of base salary, annual performance-based cash awards and long-term incentive awards. The Committee utilizes the services of an independent executive compensation consulting firm in evaluating awards.

Components of Executive Compensation

Base salary:    Base salaries are generally established by evaluating the responsibilities of the position, the experience of the individual and salaries for comparable positions in the marketplace based on survey data provided by an external executive compensation consultant. Depending on the overall financial performance of K2, salaries are adjusted from time to time to reflect increased responsibilities, to keep pace with competitive practices and to reflect the performance of individual executives. The program has been designed to place a significant amount of compensation at risk by setting annual base salaries at levels just below the 50th percentile of the marketplace for similar positions based on the survey data obtained.

Annual cash incentive:    The amount of the annual performance-based cash incentive available for allocation to the executive officers who participated in the plan is based on performance criteria. The performance criteria were designed to create value for K2 and its shareholders. The individuals’ performance is subjectively evaluated against their criteria. The targeted annual incentive award is meant to bring total annual cash compensation (base salary plus annual incentive award) to above the average, as defined by survey data provided by the external executive compensation consultant for comparable positions at similar-sized companies, when superior performance levels are achieved. In addition, the Board adopted the K2 Inc. Performance-Based Annual Incentive Plan (the “Annual Performance Plan”) effective January 1, 2003. The Annual Performance Plan is intended to pay performance-based compensation for purposes of Section 162(m) of the Code (“Section 162(m)”). Under Section 162(m), compensation paid by K2 to each of certain executives is not deductible to the extent it exceeds $1 million unless it is performance-based and meets certain other conditions. Non-performance based compensation paid during 2005 did not materially exceed $1 million for any executive.

Long-term Stock Incentive:    Stock incentives, such as grants of stock appreciation rights, stock options, restricted stock units and/or restricted stock, are provided to encourage management to take actions that will maximize long-term shareholder value, and to link their interests to those of K2’s shareholders. The K2 Inc. 2004 Long-Term Incentive Plan provides for performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving K2’s ability to receive tax deductions for the awards. All stock options have an exercise price equal to the market price of K2’s stock on the date of grant and vest over three years. All stock appreciation rights, restricted stock units and/or restricted stock have grant price of no less than 100% of the fair market value of common stock on the date of grant and vest over three years. By utilizing such pricing and vesting, the Compensation Committee intended that the full benefit would be realized only if stock price appreciation occurs and if the key employee does not leave K2 during that period. In determining the number of stock incentives awarded to executive officers, the Compensation Committee considered information provided by K2’s external executive compensation consultants.

Chief Executive’s Compensation

During 2005, Mr. Heckmann’s base salary was $700,000, an increase from $550,000 in 2004. In determining the Chief Executive Officer’s incentive compensation award for 2005, the Compensation Committee also awarded Mr. Heckmann a long-term incentive award of fair market value non-qualified stock options to purchase 100,000 shares of K2 Common Stock. In establishing Mr. Heckmann’s compensation, the Compensation Committee reviewed, among other things, published compensation survey data provided by external executive compensation consultants of companies with $1 billion to $3 billion in annual revenue and the performance of K2.

Members of the Compensation Committee

Alfred E. Osborne, Jr, Chairman

Dan Quayle

Edward F. Ryan

April 10, 2006

Stock Price Performance Graph

The following Stock Price Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other K2 filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent K2 specifically incorporates this Graph by reference therein, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The graph below compares cumulative total return to shareholders, the Russell 2000 Index and a weighted index of a peer group of companies with market capitalizations and industry similar to that of K2. The peer group is comprised of Johnson Outdoors Inc., Head N.V., Escalade, Inc., Oakley, Inc., Brunswick Corporation, Callaway Golf Company, Quiksilver, Inc., Russell Corporation and Nautilus, Inc. The graph assumes an investment of $100 on December 31, 2000 in K2’s Common Stock, the Russell 2000 Index and common stock of the peer group and that any dividends paid with respect to such stock would be reinvested.

Five-Year Cumulative Return

(Investment of $100 on December 31, 2000)

Compensation Committee Interlocks and Insider Participation

Messrs. Goldress, Osborne, Quayle and Ryan served on the Compensation Committee of K2 during 2005. None of the members of the Compensation Committee served as an executive officer of an entity whose compensation committee includes executives of K2. None of the members of the Compensation Committee served as an executive officer of an entity whose board of directors includes executive officers of K2.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning beneficial ownership of K2 Common Stock as of March 24, 2006 by each person known to K2 to own more than 5% of the outstanding shares of Common Stock.

Name and Address of Shareholder	Shares of Common Stock Beneficially Owned (a)	Percent Beneficially Owned (a)
Dimensional Fund Advisors Inc. (b) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	4,052,638	8.6

ICM Asset Management, Inc. (c) 601 W. Main Avenue, Suite 600 Spokane, WA 99201	3,203,330	6.8

Goldman Sachs & Co. and The Goldman Sachs Group, Inc. (d) 85 Broad Street New York, NY 10004	2,809,002	6.0

CCM Master Qualified Fund, Ltd. (e) One North Wacker Drive—Suite 4350 Chicago, IL 60606	2,729,516	5.8

The PNC Financial Services Group, Inc. and related entities (f) One PNC Plaza, 249 Fifth Avenue Pittsburgh, PA 15222-2707	2,695,191	5.7

FMR Corp. (g) 82 Devonshire Street Boston, MA 02109	2,484,064	5.3

(a)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (1) the power to vote, or direct the voting of, such security or (2) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 24, 2006. Except as otherwise noted, the persons and entities listed on this table have sole voting and investment power with respect to all of the shares of K2 Common Stock owned by them. Calculations are based on a total of 46,950,179 shares of K2 Common Stock outstanding as of March 24, 2006.

(b)	This information is based on the Schedule 13G/A filed with the SEC on February 6, 2006.

(c)	This information is based on the Schedule 13G filed with the SEC on February 8, 2006. Each of ICM Asset Management Inc. and James M. Simmons, President and controlling shareholder thereof, has shared voting power as to 1,854,025 shares and shared investment power as to 3,203,330 shares.

(d)	This information is based on the Schedule 13G filed with the SEC on February 1, 2006. Each of Goldman, Sachs & Co. and The Goldman Sachs Group., Inc has shared voting power in respect of 2,793,742 shares and shared investment power as to 2,809,002 shares.

(e)	This information is based on the Schedule 13G/A filed with the SEC on February 14, 2006. Each of CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint D. Coghill has shared voting power and shared investment power as to these shares.

(f)	This information is based on the Schedule 13G filed with the SEC on February 14, 2006. Each of PNC Financial Services Group, Inc., PNC Bankcorp, Inc., and BlackRock Advisors, Inc. has sole voting power in respect of 2,370,991 shares and sole investment power in respect of 2,695,191 shares. BlackRock Capital Management, Inc. has sole voting power and sole investment power in respect of 486,391 shares. BlackRock Financial Management, Inc. has sole voting power and sole investment power in respect of 293,200 shares. State Street Research & Management Company has sole voting power and sole investment power in respect of 79,900 shares.

(g)	This information is based on the Schedule 13G filed with the SEC on February 14, 2006. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. and is the beneficial owner of 2,484,064 shares as a result of acting as investment adviser to various investment companies. FMR Corp. and Edward C. Johnson 3d, Chairman of FMR, each has investment power as to 2,484,064 shares

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information concerning beneficial ownership of K2 Common Stock as of March 24, 2006 by each member of K2’s Board of Directors, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned (a)(b)	Percent Beneficially Owned (c)
Directors and Nominees for Director
Wilford D. Godbold, Jr.	44,500	*
Richard J. Heckmann (d)	842,965	1.8
Robin E. Hernreich	105,150	*
Lou L. Holtz	37,500	*
Stewart M. Kasen	45,500	*
Ann Meyers	10,000	*
Alfred E. Osborne, Jr.	84,000	*
Dan Quayle	38,500	*
Edward F. Ryan	92,294	*
Executive Officers (e)
J. Wayne Merck (d)	376,615	*
Dudley W. Mendenhall	87,000	*
John J. Rangel (d)	382,327	*
Monte H. Baier	85,000	*
All Directors and Executive Officers as a group (23 persons)	2,916,241	5.9

(a)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (1) the power to vote, or direct the voting of, such security or (2) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 24, 2006. Except as otherwise noted, the persons and entities listed on this table have sole voting and investment power with respect to all of the shares of K2 Common Stock owned by them. Calculations are based on a total of 46,950,179 shares of K2 Common Stock outstanding as of March 24, 2006.

(b)	Includes the following shares subject to options exercisable within 60 days of the date of this proxy statement: Wilford D. Godbold Jr.—43,500 shares; Richard J. Heckmann—521,500 shares; Robin E. Hernreich—42,500 shares; Lou L. Holtz—37,500 shares; Stewart M. Kasen—44,000 shares; Ann Meyers—10,000 shares; Alfred E. Osborne, Jr.—42,500 shares; Dan Quayle—17,500 shares; Edward F. Ryan—27,500 shares; J. Wayne Merck—315,000 shares; Dudley W. Mendenhall—85,000 shares; John J Rangel—315,000 shares; Monte H. Baier—85,000; and all directors and executive officers as a group—2,147,028 shares. Also includes restricted stock awards vesting within 60 days of this proxy statement: Richard J. Heckmann—13,333 shares; and Mr. Merck—13,333 shares.

The above includes options granted on April 28, 2005 to Mr. Godbold, Mr. Hernreich, Mr. Holtz, Mr. Kasen, Ms. Meyers, Dr. Osborne, Mr. Quayle and Mr. Ryan. These options, which are exercisable at the market price at the date of grant, vest immediately. With the exception of the shares referred to in the preceding sentence and the shares allocated to the accounts of Mr. Heckmann (32 shares), Mr. Merck (1,982 shares), Mr. Rangel (8,412 shares) and all directors and executive officers as a group (19,035 shares), under K2’s Employee Stock Ownership Plan, each of the named persons has sole voting and investment power with respect to the shares beneficially owned by him.

(c)	The shares subject to options described in note (a) and (c) for each individual were deemed to be outstanding for purposes of calculating the percentage owned by such individual.

(d)	Includes the following shares subject to the 2004 and 2005 grants of restricted stock awards under which the executive has the right to receive, subject to vesting, shares of Common Stock: Richard J. Heckmann—75,000 and 40,000 shares, respectively, J. Wayne Merck—0 and 40,000 shares, respectively, and John J. Rangel—15,000 and 0 shares, respectively. The restricted stock awards vest over three years at one third per year beginning on the first anniversary of the grant.

(e)	Executive officers named in the Summary Compensation Table (other than Mr. Heckmann, whose securities holdings are listed above).

*	Less than 1%

Certain Relationships and Related Transactions

In October 2003, K2 entered into a Reimbursement Agreement with its Chairman and Chief Executive Officer, Mr. Heckmann, for the reimbursement of expenses incurred by Mr. Heckmann in the operation of his private plane when used for K2 business. The Reimbursement Agreement is effective for expenses incurred by Mr. Heckmann for K2 business purposes since September 3, 2003. On July 6, 2004 the agreement was amended changing certain terms and conditions. During 2005, 2004 and 2003, K2 paid a total of approximately $913,000, $954,000 and $214,000, respectively, pursuant to these agreements related to expenses incurred by Mr. Heckmann and other executive officers of K2.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires K2’s directors and executive officers and beneficial owners of more than 10% of K2 Common Stock to file initial reports of ownership and reports of changes of ownership of K2’s Common Stock with the Securities and Exchange Commission. Directors and executive officers are required to furnish K2 with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from applicable K2’s directors and executive officers that no other reports were required, all such Forms were filed, and were filedon a timely basis, by the reporting persons, other than a late Form 4 filing for Mr. Robin E. Hernreich who filed on March, 22 2005 to report the acquisition of 30,000 shares of K2 Common Stock and a Form 3 filing for Ms. Meyers who became a member of the Board on February 11, 2005.

PROPOSAL 3

Approval of the K2 Inc. 2006 Long-Term Incentive Plan

On February 9, 2006, the Board of Directors unanimously approved and adopted the K2 Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), authorized 3,400,000 shares for issuance under the plan, and directed that the plan be submitted to shareholders for approval. The 2006 Plan will become effective when it is approved by shareholders.

The purpose of the 2006 Plan is to enable K2 to attract, retain and reward non-employee directors, officers, managers and key employees of K2 and its subsidiaries and to motivate these persons to exert their best efforts. In addition, if the 2006 Plan is approved by shareholders, K2 will have the ability to grant performance-based compensation awards that meet the requirements of Section 162(m).

The approval of the 2006 Plan will enable the Committee (as defined below) and K2 management to achieve the following:

•	K2 Inc. has a current need to obtain long-term compensation for its non-employee directors, officers, managers and key employees. As of March 24, 2006, K2 has available 255,907 shares of K2 Common Stock available to grant such individuals under existing long-term incentive plans, which, without shareholder approval of the 2006 Plan, does not permit K2 to provide adequate long-term incentive compensation in 2006.

•	The use of many compensation and corporate governance practices in the 2006 Plan such as no stock option repricings, minimum vesting requirements and no discounted stock options.

•	Even after approval of the 2006 Plan, K2 Inc. will have less than 15% diluted stock overhang. As of March 24, 2006, K2’s diluted stock overhang[1] is approximately 8.9% and assuming shareholder approval of the 2006 Plan would be approximately 14.6%, which K2 believes is a conservative overhang amount.

•	K2 anticipates that the number of authorized shares of K2 Common Stock will cover awards for the next three years. Although the actual run rate over the next three years is not known at this time, it is currently expected that the 2006 Plan, including the underlying share authorization, will provide K2 with adequate long-term compensation for the next three years. K2 believes that generally a share of restricted stock is more valuable than a share subject to a stock option. Therefore, if in the future, for example, K2 grants awards with a combination of restricted shares and stock options, it anticipates that the awards will be for fewer combined shares than if solely stock option shares were granted.

Summary Description of the 2006 Plan

The following is a summary of the material features of the 2006 Plan. This summary is subject in all respects to the complete text of the 2006 Plan, which is attached to this proxy statement as Annex B.

Shares Available.    3,400,000 shares of K2 Common Stock are authorized for issuance under the 2006 Plan. The number of authorized shares is subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, large non-recurring cash dividend (as determined by the

[1]	Stock overhang = [shares granted not yet exercised + shares available to grant] / total shares outstanding at year-end + shares granted not yet exercised + shares available to grant.

Committee (as defined in the next paragraph)), stock split or other change in the corporate structure affecting the stock. The closing price of a share of K2 Common Stock on March 24, 2006, was $12.35.

If any shares of K2 Common Stock that have been optioned cease to be subject to a stock option or an incentive stock option, or if any shares of Common Stock that are subject to any restricted stock or restricted stock units award or other stock-based award granted under the 2006 Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, those shares will not be counted against the share limits in the 2006 Plan and would again be available for distribution in connection with future awards under the 2006 Plan.

Other than pursuant to a Change of Control (as defined below), in the event of any merger, reorganization, consolidation, recapitalization, K2 Common Stock dividend, large non-recurring cash dividend (as determined by the Committee), Common Stock split or other change in corporate structure affecting the Common Stock, the Committee will make a substitution or adjustment in the aggregate number of shares subject to, and reserved for issuance under, the 2006 Plan in the number and option price of shares subject to outstanding options granted under the 2006 Plan, and in the number of shares subject to other outstanding awards granted under the 2006 Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares as adjusted will always be a whole number. The adjusted option price would also be used to determine the amount payable by K2 upon the exercise of any stock appreciation right.

Eligibility.    All non-employee directors, officers, managers and key employees of K2 and its subsidiaries are eligible to receive awards under the 2006 Plan. The Board of Directors shall delegate the power to select participants and to determine the amount, type, and terms of each award to a committee (the “Committee”) of the Board, which is expected to be the Compensation Committee. In 2005, stock option awards under the Plan were made to the seven executive officers of K2 Inc., the nine non-employee directors and approximately 90 non-officer employees of K2 and its subsidiaries. Approximately 110 persons are currently eligible to participate in the 2006 Plan.

Types of Awards.    The Committee may award stock options (including nonqualified options and incentive stock options), stock appreciation rights (“SARs”), restricted shares, restricted stock units, other stock-based awards and performance awards.

Stock Options.    A stock option represents the right to purchase a share of common stock at a predetermined exercise price. Stock options granted under the 2006 Plan may be in the form of incentive stock options (“ISOs”) or nonqualified stock options, as determined in the discretion of the Committee. The terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, will be set forth in an award agreement. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in check, note or such other instrument as the Committee may accept. In addition, if authorized by the Committee, payment in full or in part may also be made in the form of unrestricted stock already owned by the participant or in any other manner approved by the Committee. Stock options expire on the earlier of the expiration date of the stock option (as set forth in the applicable award agreement) or the participant’s termination of employment. Under certain conditions as determined by the Committee, a stock option may be exercised after a participant’s termination of employment (e.g., retirement, death, disability), but not later than the expiration date for the option. The expiration date of an option may not be more than ten years from the date of grant.

Stock Appreciation Rights.    An SAR represents the right to receive a payment, in cash, shares of common stock, or both (as determined by the Committee), which is equal to the spread value (the excess of the fair market value of common stock on the date the SAR is exercised over the grant price of the SAR). “Fair market value” for purposes of the 2006 Plan means, on any date, unless otherwise determined by the Committee in good faith, the average of the high and low sales price of a share of K2 Common Stock on such date. The grant price of a SAR will be set forth in the applicable award agreement. Subject to the terms of the applicable award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to K2 Inc. Stock options relating to exercised SARs will no longer be exercisable to the extent that the related SARs have been exercised. SARs will generally be subject to the same terms and conditions as options under the 2006 Plan.

Restricted Stock and Restricted Stock Units.    Restricted stock means an award of shares awarded to a participant that are subject to forfeiture during a pre-established period if certain conditions (e.g., continued employment or performance goals) are not met. Restricted stock unit means a fixed or variable right to acquire restricted stock, subject to such period and conditions. The terms of a participant’s restricted stock award and restricted stock unit award are determined by the Committee and are set forth in an award agreement. Except in the case where a participant’s employment is terminated and the Committee determines (in its sole discretion) to shorten the restriction period, the restriction period will be no less than (1) three years after the date of grant if the non-foreitability is based solely on continued employment and the grant is not a form of payment of earned incentive or other performance-based compensation and (2) one year after the date of grant in all other cases. Restricted stock and restricted stock units may not be sold, assigned, transferred, pledged, or otherwise encumbered while the shares are subject to forfeiture. A participant generally will have all the rights of a holder of common stock, including the rights to receive any dividends and to vote, during the restricted period.

Other Stock-Based Awards.    Other stock-based awards are awards, other than stock options, SARs, restricted stock and restricted stock units, that are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of common stock. The purchase, exercise, exchange, or conversion of other stock-based awards will be on such terms and conditions and by such methods as will be specified by the Committee.

Awards Granted at Fair Market Value.    The exercise price of a stock option and the grant price of a SAR may not be less than 100% of the fair market value of common stock on the date of grant. In addition, if the value of another stock-based award is based on spread value, the grant price for the other stock-based award may not be less than 100% of the fair market value on the date of grant. The only exception is for awards made in substitution for awards made to a participant under a predecessor company plan that has been assumed by K2 Inc. as a result of a merger, stock exchange, or other acquisition.

Minimum Vesting Period for Awards.    Except in the case of a new-hire award or under such other circumstances deemed appropriate by the Committee, no stock option, stock appreciation right, restricted stock, restricted stock unit, or other stock-based award will be granted with a vesting period of less than one year.

Stock Option Repricing.    Stock options may not be repriced (whether through modification of the exercise price of options after the date of grant or through an option exchange program) without the approval of K2’s shareholders.

Award Limitations.    No participant may (other than non-employee directors) receive in any calendar year awards under the 2006 Plan relating to more than 500,000 shares of common stock, and non-employee directors may not receive more than awards relating to 50,000 shares of common stock.

Performance-Based Awards.    Any award granted under the 2006 Plan may be conditioned on the attainment of one or more performance goals over a specified performance cycle. If the Committee intends that an award other than a stock option made to a “covered employee” (generally, Named Executive Officers) will constitute “performance-based” compensation within the meaning of Section 162(m), then the performance goals will be based on one or more of certain criteria including:

•	cash flow;

•	earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization);

•	earnings per share, diluted or basic;

•	debt reduction;

•	working capital reduction;

•	return on investment;

•	sales;

•	market share;

•	cost of capital;

•	expense reduction levels;

•	productivity;

•	delivery performance;

•	safety record;

•	stock price;

•	return on equity;

•	total stockholder return;

•	return on assets or net assets;

•	income, gross margin, operating income or net income; and

•	completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

The performance goals will be determined over a measurement period or periods established by the Committee, and may relate to one or more of the goals described, either individually, alternatively or in any combination, applied to either K2 as a whole or to a business unit, division, subsidiary or geographic region, either individually, alternatively or in any combination, and measured either annually or cumulatively over the period established by the Committee, on an absolute basis or relative to a pre-established target, to results from a previous period or to a designated comparison corporation or group, in each case as specified by the Committee in an award.

To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under the performance goals described in this proxy statement to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation, claims, judgments or settlements,

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in K2’s annual report to shareholders for the applicable year.

Change of Control.    In the event of a Change of Control, as defined in the 2006 Plan, all restrictions relating to all outstanding awards issued or granted under the 2006 Plan will fully vest and become immediately exercisable, unless such awards are assumed by a successor entity, in which case such awards will not become fully vested or exercisable. However, in the event that the outstanding awards are assumed in connection with a Change of Control, and a participant is involuntarily terminated within one year of the Change of Control, any award held by such participant shall immediately vest in full and shall become exercisable until the earlier of 60 days following such termination or the expiration of the award in accordance with its terms.

A Change of Control under the 2006 Plan will have occurred if:

•	any person or related group of persons (other than K2 or an affiliate of K2) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than thirty-five percent (35%) of the total combined voting power of K2’s outstanding securities;

•	the composition of the Board changes over a period of twenty-four (24) consecutive months or less in a way that results in a majority of the Board (rounded up to the next whole number) ceasing, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of the period or (B) have been elected or nominated for election as Board members during the period by at least two-thirds of the Board members described in clause (A) who were still in office at the time the election or nomination was approved by the Board;

•	a merger or consolidation occurs in which K2 is not the surviving entity, or any reverse merger in which K2 is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of K2’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger; or

•	all of substantially all of K2’s assets are sold or transferred other than in connection with an internal reorganization of K2.

Plan Administration.    The 2006 Plan will be administered by the Committee, which will have the power to interpret the plan and to adopt such rules and guidelines for carrying out the plan as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices, and tax and accounting principles of the countries in which K2 Inc. or a subsidiary may operate to assure the viability of the benefits of awards made to individuals employed in such countries and to meet the objectives of the plan. Subject to the terms of the plan, the Committee will have the authority to determine those individuals eligible to receive awards and the amount, type, and terms of each award and to establish and administer any performance goals applicable to such awards. The Committee will consist of two or more non-employee directors (who are “outside directors” within the meaning of Section 162(m) and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934).

Amendment and Termination.    The Board or the Committee may amend, alter or discontinue the 2006 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, or if such amendment would:

•	increase the total number of shares of common stock for which awards may be granted under the plan,

•	reduce the price at which options may be granted below the “fair market value” (except as specifically provided above under “—Awards Granted at Fair Market Value”),

•	extend the term of the 2006 Plan,

•	change the class of persons eligible to receive awards or

•	increase the participant limits provided above under “—Award Limitations.”

Except as set forth in any award agreement, no amendment or termination of the plan may impair the rights of any participant without his or her consent.

U.S. Federal Income Tax Consequences.    The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the 2006 Plan.

Tax Consequences to Participants.    U.S. federal income tax consequences may vary depending in part on the nature of the award.

Nonqualified Stock Options.    A participant will not recognize any income upon the grant of a nonqualified stock option (“NQSO”). If the shares of K2 Common Stock that are received upon exercise of a NQSO are vested, or if the participant makes an election under Section 83(b) of the Code with respect to unvested shares acquired upon exercise of a NQSO, the participant will have ordinary income on exercise of the option in an amount equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option. If the shares received upon the exercise of the NQSO are not vested and the participant does not make the Section 83(b) election, the participant will have ordinary income as those shares vest in an amount equal to the excess of the fair market value of the stock on the date it vests over the exercise price of the option. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA.

Incentive Stock Options.    Participants generally recognize no taxable income on the grant or exercise of an ISO. In some cases, however, participants may become subject to alternative minimum tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes. If the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted, he or she will realize long-term capital gain or loss upon disposition of the stock in an amount equal to the amount realized on the disposition of the stock over the exercise price of the ISO. If the participant disposes of the stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (i) the fair market value of the stock on the date of exercise over the exercise price of the option and (ii) the amount realized upon disposition of the stock over the exercise price of the option. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.

If the shares received upon exercise of an ISO are not fully vested at the time of exercise, the federal income tax consequences, including alternative minimum tax consequences, may vary depending on whether the participant files an election under Section 83(b) of the Internal Revenue Code. Participants should consult their tax advisors, prior to exercising options, with regard to such issues.

Stock Grants.    A participant who is awarded vested or unrestricted shares pursuant to the 2006 Plan is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. A participant who is awarded unvested or restricted shares generally will not recognize taxable ordinary income when he or she receives such shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election under Section 83(b) of the Code to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

SARs.    The grant of a SAR is not a taxable event. Upon the exercise of a SAR, the payment to the grantee in respect of such exercise will be taxed as ordinary income and will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA.

Tax Consequences to K2.    Generally, any time a participant recognizes ordinary income, as opposed to capital gain, as the result of the settlement of any award under the 2006 Plan, K2 will be entitled to a deduction equal to the amount of such ordinary income recognized by the participant, subject to the limitations of Section 162(m).

Other U.S. Federal Income Tax Considerations.

Section 162(m) of the Code.    The Board of Directors believes that it is in the best interests of K2 and its shareholders to provide for an equity incentive plan under which stock-based compensation awards made to K2’s executive officers can qualify for deductibility by K2 for federal income tax purposes. Accordingly, the 2006 Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, under Section 162(m), in order for K2 to be able to deduct compensation in excess of $1 million paid in any one year to K2’s Named Executive Officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by K2’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of restricted stock, restricted stock units, and other stock-based awards and performance awards under the 2006 Plan, each of these aspects is discussed below, and shareholder approval of the 2006 Plan will be deemed to constitute approval of each of these aspects of the 2006 Plan for purposes of the approval requirements of Section 162(m). Awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code section 280G and, to such extent, will be non-deductible by K2 Inc. and subject to a 20% excise tax on the participant.

The foregoing summary of the income tax consequences in respect of the 2006 Plan is for general information only. The summary does not purport to be complete and does not discuss any tax consequences under state, local, or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Each participant should consult his or her own advisors as to specific tax consequences of participating in the 2006 Plan, including the application and effect of foreign, state, and local tax laws.

The Board of Directors recommends a vote “FOR” approval of the K2 Inc 2006 Long-Term Incentive Plan.

Additional Information

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2007 Annual Meeting of Shareholders in 2007 may do so by following the procedures prescribed in Rule l4a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by K2’s Corporate Secretary no later than December 22, 2006, unless the 2007 annual meeting date is changed by more than 30 days from the 2006 meeting, in which case the deadline will be a reasonable time before K2 begins to print and mail the proxy materials. Proposals should be sent to Corporate Secretary, K2 Inc., 5818 El Camino Real, Carlsbad, California 92008.

If a shareholder intends to submit at the 2007 annual meeting of shareholders a proposal that is not eligible for inclusion in the proxy statement, the deadline for submitting the proposal is determined under K2’s by-laws, which state that the deadline is dependent upon the date of the 2007 annual meeting. The shareholder proposal must be in writing and received by the Corporate Secretary of K2 no less than 90 days in advance of the 2007 annual meeting, or if later, the tenth day following the first public announcement of the date of the annual meeting. The shareholders’ submission must be a proper matter for shareholder action under the General Corporation Law of the State of Delaware, and it must include certain specified information concerning the proposal or nominee, as applicable, and information regarding the shareholder’s ownership of K2 Common Stock. Proposals not meeting the requirements set forth in the K2’s by-laws will not be entertained at the 2007 annual meeting. Shareholders should contact the Corporate Secretary of K2 in writing at 5818 El Camino Real, Carlsbad, California 92008 to make any submission or to obtain additional information as to the proper form and content of submissions.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board. The cost of soliciting proxies in the enclosed form will be borne by K2. K2 has retained Morrow & Co., 470 West Avenue, Stamford, CT 06902 to aid in the solicitation. For these services, we will pay Morrow & Co. a fee of $6,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of K2 may, but without additional compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. K2 will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. K2 and some brokers household proxy materials and annual reports unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or K2 that they or K2 will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one of each, please notify your broker if your shares are held in a brokerage account or K2 if you hold K2 Common Stock directly. You can notify K2 by sending a written request to Corporate Secretary, K2 Inc., 5818 El Camino Real, Carlsbad, California 92008.

Other Matters

The Board knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2005 is being mailed with this proxy statement.

Upon the written request of any shareholder of record as of March 24, 2006, a copy of K2’s Annual Report on Form 10-K for the year ended December 31, 2005 (excluding exhibits) as filed with the Securities and Exchange Commission, upon the written request of any shareholder, a copy of (1) the charters of K2’s Audit, Compensation, Corporate Governance and Nominating Committee and Executive Committee, (2) K2’s Principles of Corporate Governance and (3) K2’s Code of Business Conduct and Ethics, will be supplied without charge. Requests should be directed to the Corporate Secretary, K2 Inc., 5818 El Camino Real, Carlsbad, California 92008.

* * *

By Order of the Board of Directors

Monte H. Baier

Vice President, General Counsel and Corporate Secretary

April 10, 2006

ANNEX A

K2 Inc.

Independence Standards of Board and Committee Members

As Revised and Approved by the Board of Directors on February 9, 2006

An “independent” director is a director whom the Board of Directors has determined has no material relationship with K2 Inc. or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.	the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.	(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor participating in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member of the director was in the past three years (but is no longer) a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3.	the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4.	the director, or a member of the director’s immediate family, has received during any 12-month period in the past three years, any direct compensation from the Company in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5.	the director is a current executive officer or employee, or a member of the director’s immediate family is an executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.	the director is an executive officer of a non-profit organization to which the Company makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues (Amounts that the Company contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.).

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from K2 Inc. or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with K2 Inc.; or (b) is an “affiliated person” of K2 Inc. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

A-1

ANNEX B

K2 Inc.

2006 Long-Term Incentive Plan

As Approved by Stockholders on                     , 2006

Section 1.    Purpose; Definitions

The purpose of the K2 Inc. 2006 Long-Term Incentive Plan (the “Plan”) is to enable K2 Inc. (the “Company”) to attract, retain, and reward non-employee directors, officers, managers, and key employees of the Company and its Subsidiaries, and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

For purposes of the Plan, the following terms shall be defined as set forth below

(a) “Award” means an award under the Plan of Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Awards.

(b) “Board” means the Board of Directors of the Company.

(c) “Book Value” means, as of any given date, on a per share basis (a) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (b) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d) “Cause” means, but is not limited to, any of the following actions: theft, dishonesty or fraud, insubordination, persistent inattention to duties or excessive absenteeism, violation of the Company’s work rules, code of conduct or policies or state or federal law, or any conduct which would disqualify the participant from entitlement to unemployment benefits. The determination of whether Cause exists shall be made in the Company’s sole discretion. Such determination shall have no effect upon any determination of the rights or obligations of either party for any other purpose.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g) “Company” means K2 Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan or if none, the Company’s disability plan.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(j) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(k) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive Stock Option” within the meaning of Section 422 of the Code.

(l) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m) “Other Stock-Based Award” means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(n) “Performance Award” means an award under Section 9 below that is valued based on the level of attainment of performance objectives related to the performance measures set forth in Section 9.

(o) “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee).

(p) “Plan” means K2 Inc.’s 2006 Long-Term Incentive Plan, as hereinafter amended from time to time.

(q) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(r) “Restricted Stock Unit” means a fixed or variable right to acquire Stock, which may or may not be subject to restriction, contingently awarded under Section 7 of the Plan.

(s) “Stock” means the Common Stock, $1.00 par value per share, of the Company.

(t) “Stock Appreciation Right” means the right to participate in an increase in the value of a share of Stock pursuant to an award granted under Section 6.

(u) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

(v) “Subsidiary” means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, or otherwise controls one of the other corporations in the chain.

(w) “Treasury” means the United States Department of the Treasury.

Section 2.    Administration

The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to non-employee directors, officers, managers, and key employees, eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock and Restricted Stock Units; (iv) Other Stock-Based Awards; and/or (v) Performance Awards.

In particular the Committee shall have the authority:

(i)	To select the non-employee directors, officers, managers, and key employees of the Company and its Subsidiaries to whom Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, and/or Performance Awards may from time to time be granted hereunder;

(ii)	To establish subplans or other arrangements not inconsistent with the Plan which the Committee deems necessary or advisable to comply with laws or requirements of foreign jurisdictions;

(iii)	To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards, and/or Performance Awards or any combination thereof, are to be granted hereunder to one or more eligible employees and non-employee directors;

(iv)	Subject to the provisions of Sections 3, 5 and 9, to determine the number of shares to be covered by each such award granted hereunder;

(v)	To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or, subject to the minimum vesting requirements in the Plan, any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(vi)	To determine whether and under what circumstances an award of Restricted Stock or Restricted Stock Units may be settled in cash;

(vii)	To determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan made by the Company are to be made, and operate, on a tandem basis vis-à-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(viii)	To determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(ix)	To designate officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final, conclusive and binding on all persons, including the Company and Plan participants.

Section 3.    Stock Subject to Plan

The total number of shares of Stock reserved and available for distribution under the Plan shall be three million four hundred thousand (3,400,000) shares. No individual may receive in any calendar year Awards under the Plan relating, in the aggregate, to more than five hundred thousand (500,000) shares of Stock. Non-employee directors of the Company may receive Awards relating to up to fifty thousand (50,000) shares of Stock in any calendar year.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option or an Incentive Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Restricted Stock Units award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall not be counted against the share limits set forth in this Section 3 and shall again be available for distribution in connection with future awards under the Plan.

Except as provided in Section 10, in the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, large non-recurring cash dividend (as determined by the Committee), Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares subject to, and reserved for issuance under, the Plan (including any sub-limits in this Section 3), in the number and exercise price of shares subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares as so adjusted shall always be a whole number.

Section 4.    Eligibility

Non-employee directors, officers, managers, and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be granted awards under the Plan.

Section 5.    Stock Options

Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.    The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the

Fair Market Value of the Stock at grant, provided however, that the exercise price per share of Stock purchasable under a Stock Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of grant provided that the exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger, stock exchange, or other acquisition.

(b) Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c) Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, that except in the case of an Award issued in connection with the start of employment or service with the Company or its Subsidiaries, or under such other circumstances as are deemed appropriate by the Committee, Stock Options shall not be exercisable prior to the first anniversary of grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d) Method of Exercise.    Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised upon vesting in whole or in part at any time during the option period, by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee, the withholding of Stock otherwise deliverable upon exercise of the Stock Option or in any other manner approved by the Committee.

No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to the shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares.

(e) Transferability of Options.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participants shall be subject to any lien, obligation or liability of the participant. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(f) Termination by Death.    Subject to Section 5(j), if an optionee’s employment by or service with the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee and provided in the stock option agreement. In the event of termination of employment or service by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(g) Termination by Reason of Disability.    Subject to Section 5(j), if an optionee’s employment by or service with the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee and provided in the stock option agreement. In the event of termination of employment or service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h) Termination for Cause.    Subject to Section 5(j), if an optionee’s employment by the Company and any Subsidiary is terminated for Cause, the Stock Option shall thereupon terminate, whether or not exercisable at that time.

(i) Other Termination.    Unless otherwise determined by the Committee, if an optionee’s employment by or service with the Company and any Subsidiary terminates for any reason other than death or Disability or for Cause, the Stock Option shall thereupon terminate.

(j) Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

(k) No Repricing.    Other than in connection with a change in the Company’s capitalization (as described in Section 3) the exercise price of a Stock Option may not be reduced without stockholder approval (including canceling previously awarded Stock Options and re-granting them with a lower exercise price).

Section 6.    Stock Appreciation Rights

(a) Grant and Exercise.    Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

The term of each Stock Appreciation Right granted independent of a Stock Option (a “freestanding SAR”) shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)	Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee at or after grant; provided, however, that Stock Appreciation Rights shall be subject to the same terms and conditions applicable to Stock Options set forth in Section 5. Stock Appreciation Rights granted in conjunction with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii)	Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the exercise price per share determined by the Committee at the time of grant multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Notwithstanding anything else in the Plan to the contrary, the exercise price per share of any freestanding SAR but shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock at grant, provided however, that the exercise price per share under a freestanding SAR that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for stock appreciation rights held by employees of the acquired entity may be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of grant provided that the exercise price is based on a formula set forth in the terms of the stock appreciation rights held by such individuals or in the terms of the agreement providing for such merger, stock exchange, or other acquisition. When payment is to be made in shares, the amount and/or number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(iii)	Upon the exercise of a Stock Appreciation Right granted in conjunction with a Stock Option under the Plan, the number of shares issued under such Stock Appreciation Right based on the value of the Stock Appreciation Right at the time of exercise shall be deemed to be issued for purposes of the share authorization set forth in Section 3 of the Plan.

(c) No Repricing.    Other than in connection with a change in the Company’s capitalization (as described in Section 3) the exercise price of a Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and re-granting them with a lower exercise price).

Section 7.    Restricted Stock and Restricted Stock Units

(a) Administration.    Subject to the limitations set forth in Section 3, shares of Restricted Stock and/or Restricted Stock Units may be issued either alone or, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock and/or Restricted Stock Units (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock and Restricted Stock Units upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock and Restricted Stock Unit awards need not be the same with respect to each recipient.

(b) Awards and Certificates.    The prospective recipient of a Restricted Stock or Restricted Stock Unit Award shall not have any rights with respect to such award, unless and until such recipient has complied with the applicable terms and conditions of such Award.

(i)	The purchase price for shares of Restricted Stock and Restricted Stock Units shall be set by the Committee and may be zero.

(ii)	Awards of Restricted Stock and Restricted Stock Units must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing an award agreement and paying whatever price (if any) is required under Section 7(b)(i).

(c) Terms and Conditions.    The shares of Restricted Stock and Restricted Stock Units awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, assign, pledge or otherwise encumber shares of Restricted Stock or Restricted Stock Units awarded under the Plan. Other than (a) as provided in Section 7(c)(iii), (b) with respect to Award made in connection with the start of employment or service with the Company or its Subsidiaries or (c) under such other circumstances deemed appropriate by the Committee, in no event shall such Restriction Period be deemed satisfied in full in less than (x) three (3) years after the date of grant, if the non-forfeitability of Restricted Stock or Restricted Stock Units is based solely on continued employment or service and the grant of the Restricted Stock or Restricted Stock Units (“Time-Based Retention Shares”) and is not a form of payment of earned incentive or other performance-based compensation, or (y) one (1) year after the date of grant, if the non-forfeitability of Restricted Stock is also subject to the attainment of performance goals or the grant of Time-Based Retention Shares is a form of payment of earned incentive or other performance-based compensation. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in pro rata installments, based on service, performance and or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)	Except as provided in this paragraph (ii) and Section 7(c)(i), the Committee, in its sole discretion, as determined at the time of the award, may permit the participant to have, (a) with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends and (b) with respect to the shares underlying an Award of Restricted Stock Units, the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends and may permit or require such cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock or Restricted Stock Units to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock and Restricted Stock Units shall be treated as additional shares of Restricted Stock or Restricted Stock Units, as applicable, that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)	Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or service with the Company and any Subsidiary for any reason during the Restriction Period, all shares of Restricted Stock or Restricted Stock Units still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)	If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock or Restricted Stock Units subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(v) to settle the award in cash). Notwithstanding anything in the Plan to the contrary, the Committee may, in an award agreement or otherwise, provide for the deferred delivery of Stock upon settlement of an Award of Restricted Stock or Restricted Stock Units.

Section 8.    Other Stock-Based Awards

(a) Administration.    Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, stock purchase rights, performance shares, exchangeable securities and Stock awards or options valued by reference to Book Value or Subsidiary performance, may be granted either along with, or in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units granted under the Plan and/or cash awards made outside of the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provision of Other Stock-Based Awards need not be the same in respect to each recipient.

(b) Terms and Conditions.    Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)	Subject to the provisions of this Plan and the Award agreement referred to in Section 8(b)(v) below, shares subject to Awards made under this Section 8 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(ii)	Subject to the provision of this Plan and the Award agreement and unless otherwise determined by the Committee at grant, the recipient of an Award under this Section 8 shall be entitled to receive, currently, or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)	Any Award under Section 8 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the award agreement as determined by the Committee, in its sole discretion; provided, that subject to Section 10(b)(iv) and except with respect to Awards made in connection with the start of employment or service with the Company or its Subsidiaries or under such other circumstances as are deemed appropriate by the Committee, any such Other Stock-Based Award shall have a vesting requirement of at least one year.

(iv)	In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Section 8.

(v)	Each Award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(vi)	Stock (including securities convertible into Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration.

Section 9.    Performance Related Awards

(a) Performance Objectives.    Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, an Award of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards to an employee who is a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder, other than an award which will vest on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Award”). Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to one or more of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, Subsidiary or geographic region, either individually, alternatively or in any combination, and measured either annually or cumulatively over the period established by the Committee, on an absolute basis or relative to a pre-established target, to results from a previous period or to a designated comparison corporation or group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); (iii) earnings per share, diluted or basic; (iv) debt reduction; (v) working capital reduction; (vi) return on investment; (vii) sales; (viii) market share; (ix) cost of capital; (x) expense reduction levels; (xi) productivity; (xii) delivery performance; (xiii) safety record; (xiv) stock price; (xv) return on equity; (xvi) total stockholder return; (xvii) return on assets or net assets; (xviii) income, gross margin, operating income or net income; and (xix) completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives (each criteria is referred to as a “Qualifying Performance Criteria”). To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year. Notwithstanding satisfaction of any performance objectives, the number of shares issued under or the amount paid under a Performance Award may, to the extent specified in the applicable award agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Certification.    The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Performance Award that is intended to satisfy the requirements for performance-based compensation under Section 162(m)(4)(C) of the Code.

(c) Interpretation.    Notwithstanding anything else in the Plan to the contrary, to the extent a Performance Award is intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion if the exercise of such discretion would cause such award to fail to qualify as performance-based compensation.

Section 10.    Change of Control Provisions

(a) Result of a Change of Control Other Than a Corporate Transaction.    In the event of a Change of Control (as defined in subsection (c) below) other than a Corporate Transaction (as defined in subsection (c) below) immediately prior thereto all restrictions relating to all outstanding awards issued or granted under this Plan, including Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Performance Awards, shall lapse and such awards shall vest and become fully exercisable to the extent not already fully vested or fully exercisable, and each outstanding Option holder shall be given a reasonable opportunity to exercise his or her Options prior to the Change of Control, unless determined otherwise by the Committee prior to the Change of Control.

(b) Result of Corporate Transaction.

(i)	In the event of a Corporate Transaction, immediately prior thereto all restrictions relating to all outstanding Awards issued or granted under this Plan shall vest and become fully exercisable to the extent not already fully vested or fully exercisable, with a reasonable opportunity to exercise such Awards, prior to the Corporate Transaction, unless such Awards are assumed by the successor entity or its parent in the Corporate Transaction, in which event such Awards shall not become fully vested or exercisable, but shall continue to vest (or not) in accordance with their terms. Each outstanding Award which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities or other property which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such Award immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise or purchase price payable with respect to such Awards, provided the aggregate amount payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

(ii)	In the event that outstanding Awards are assumed in connection with a Corporate Transaction as set forth in Section 10(b)(i), and a Plan participant whose Award was so assumed is subsequently involuntarily terminated from all employment or other service by the Company, any of its Subsidiaries or any of their respective successors or parent of the successors after the Corporate Transaction (other than termination as a result of Cause) within one (1) year following the Corporation Transaction, any Awards held by such Plan participant shall immediately vest in full, and shall be exercisable, as applicable, until the earlier of the close of business on the sixtieth (60th) day following such termination or the expiration of the Award in accordance with its terms.

(c) Change of Control Defined.    For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i)	any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(ii)	there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

(iii)	a merger or consolidation occurs in which the Company is not the surviving entity, or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger (a “Corporate Transaction”); or

(iv)	all or substantially all of the Company’s assets are sold or transferred other than in connection with an internal reorganization of the Company.

Section 11.    Amendments and Termination

The Board or the Committee may amend, alter or discontinue the Plan and may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 3, no such amendment shall, without the approval of the stockholders of the Company:

(a)	increase the maximum number of shares of Stock for which Awards may be granted under this Plan;

(b)	reduce the price at which Options may be granted below the price provided for in Section 5(a);

(c)	reduce the option price of outstanding Options;

(d)	extend the term of this Plan;

(e)	change the class of persons eligible to receive Awards under the Plan; or

(f)	increase the individual maximum limits in Section 3.

The Board or the Committee may to the extent permitted by the Plan amend any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Plan participant, without such participant’s consent, under any Award theretofore granted.

Section 12.    Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.    General Provisions

(a) The Committee may require each person purchasing shares pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Plan participant or other subsequent transfers by the Plan participant of any Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Plan participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring the Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Plan participant’s name or deliver any Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The adoption of the Plan shall not confer upon any employee or director of the Company or any Subsidiary any right to continued employment or service as a director with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees or service of a director at any time.

(d) Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment of arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Treasury guidance (including such Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt such Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to such Award, or (2) comply with the requirements of Section 409A of the Code and related Treasury guidance.

(f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock or Restricted Stock Units (or in other types of Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(g) The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Plan participant or any other Person as to: (i) the non-issuance or sale of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder; and (ii) any tax consequence expected, but not realized, by any Plan participant or other Person due to the receipt, exercise or settlement of any Award granted hereunder.

(h) Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

(i) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.    Term of Plan

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of stockholder approval, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.

PROXY	PROXY

K2 INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD J. HECKMANN, DUDLEY W. MENDENHALL and MONTE H. BAIER, and each of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned in K2 INC. at the Annual Meeting of Shareholders to be held on Thursday, May 11, 2006 and at any and all adjournments or postponements thereof as set forth below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ÙFOLD AND DETACH HEREÙ

This proxy will be voted as specified and, unless otherwise specified, this proxy will be voted FOR the election of directors and FOR Proposals 2 and 3.	Please mark vote as indicated in this example	☒

1.	ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
	Nominees: 01.-Richard J. Heckmann 02.-Robin E. Hernreich	FOR	WITHHOLD FOR ALL		3.	PROPOSAL TO APPROVE THE K2 INC. 2006 LONG-TERM INCENTIVE PLAN	☐	☐	☐
		☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
					4.	UPON OR IN CONNECTION WITH THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2006.	☐	☐	☐

Date:	, 2006

Signature

Signature

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark this box with an X if you have made changes to your name or address details to the left.	☐

ÙFOLD AND DETACH HEREÙ